UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2022

J&J SNACK FOODS CORP.

(Exact name of registrant as specified in its charter)

New Jersey	000-14616	22-1935537
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Organization)	File Number)	Identification No.)

6000 Central Highway, Pennsauken, New Jersey 08109
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (856) 665-9533

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	JJSF	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01. Entry into a Material Definitive Agreement.

On June 21, 2022, J & J Snack Foods Corp. (the “Company”) entered into Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of December 16, 2021, whereby the Company’s existing Credit Agreement among the Company and certain subsidiaries of the Company, as borrowers (collectively, the “Borrowers”), Citizens Bank, N.A., as Administrative Agent, and certain lenders and other parties thereto was amended (the “Amended Credit Agreement”).

The Amended Credit Agreement provides for an incremental increase of $175 million in available borrowings under the revolving credit facility that matures on December 16, 2026.  The Amended Credit Agreement also includes an option to increase the size of the revolving credit facility by up to an amount not to exceed in the aggregate the greater of (x) $225,000,000 or (y) $50,000,000 plus the Consolidated EBITDA of the Borrowers, subject to the satisfaction of certain terms and conditions.  Borrowings under the credit facility will be used, among other things (1) to consummate the Dippin’ Dots Acquisition (as defined below), and (2) for general corporate purposes. Borrowings under the credit facility may be repaid at any time, but no later than the maturity date on December 16, 2026.  The Company retains the right to terminate or reduce the size of the revolving credit facility at any time.

Interest on revolving credit will accrue, at the Company’s election, at (i) the BSBY Rate (as defined in the Amended Credit Agreement), plus an applicable margin based on the consolidated Borrowers’ net leverage ratio or (ii) the Alternate Base Rate (a rate based on the higher of (a) the prime rate announced from time-to-time by the Administrative Agent, (b) the Federal Reserve System’s federal funds rate, plus .50% or (c) the Daily BSBY Rate, plus an applicable margin; Alternate Base Rate is defined in detail in the Amended Credit Agreement).

The Amended Credit Agreement requires the Company to comply with various affirmative and negative covenants, including without limitation (i) covenants to maintain a minimum specified interest coverage ratio and maximum specified net leverage ratio, and (ii) subject to certain exceptions, covenants that prevent or restrict the Company’s ability to pay dividends, engage in certain mergers or acquisitions, make certain investments or loans, incur future indebtedness, alter its capital structure or line of business, prepay subordinated indebtedness, engage in certain transactions with affiliates or amend its organizational documents.

Repayments under the Amended Credit Agreement can be accelerated by the lenders upon the occurrence of certain events of default, including, without limitation, a failure to pay any principal, interest or other amounts in respect of loans when due, breach by the Company (or its subsidiaries) of any of the covenants or representations contained in the Amended Credit Agreement or related loan documents, failure of the Company (or its material subsidiaries) to pay any amounts owed with respect to other significant indebtedness of the Company or such subsidiary, or a bankruptcy event with respect to the Company or any of its material subsidiaries.

The above summary of the Amended Credit Agreement is qualified in its entirety by reference to the full text of: (i) the Second Amended and Restated Credit Agreement, a copy of which was filed as Exhibit 4.7 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on February 2, 2022 and is incorporated herein by reference; and (ii) Amendment No. 1 to the Second Amended and Restated Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

On June 21, 2022, the Company and the other borrowers under the Amended Credit Agreement borrowed approximately $125 million in order to fund the purchase price for the Dippin’ Dots Acquisition and for working capital purposes.  On June 21, 2022, after giving effect to these borrowings, there was approximately $125 million outstanding under the Amended Credit Agreement with approximately $91 million in additional availability under the Amended Credit Agreement after taking into account outstanding letters of credit.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure set forth in Item 5.03 below is hereby incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 23, 2022, the Company filed a Certificate of Amendment (the “Amendment”) to its Amended and Restated Certificate of Incorporation with the Department of the Treasury of the State of New Jersey.  The Amendment corrected the number of the Company’s authorized shares of capital stock by increasing the Company’s authorized shares of: (i) common stock from 25 million to 50 million and (ii) preferred stock from 5 million to 10 million.  The Amendment reflected the Company’s 2006 2-for-1 stock split.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01. Other Events

Completion of Acquisition or Disposition of Assets

On June 21, 2022, J & J Snack Foods Corp. and its wholly-owned subsidiary, DD Acquisition Holdings, LLC, completed the previously announced acquisition of one hundred percent (100%) of the equity interests of Dippin’ Dots Holding, L.L.C. (the “Dippin’ Dots Acquisition”), which, through its wholly-owned subsidiaries, owns and operates the Dippin’ Dots and Doc Popcorn businesses.  The purchase price was approximately $222 million USD, as may be modified for certain customary post-closing purchase price adjustments.

A press release announcing the completion of the acquisition is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description of Document

3.1	Certificate of Amendment, dated June 23, 2022, to the Amended and Restated Certificate of Incorporation of J & J Snack Foods Corp.

10.1
Amendment No. 1 to Second Amended and Restated Credit Agreement dated as June 21. 2022, among J & J Snack Foods Corp. and certain subsidiaries, as borrowers, Citizens Bank, N.A., as Administrative Agent, and certain lenders and other parties thereto.

99.1	Press Release dated June 21, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J & J SNACK FOODS CORP.

By:	/s/ Michael A. Pollner
Name: Michael A. Pollner
Title: SVP & General Counsel

Date: June 24, 2022